Exhibit 99.1

Take-Two Interactive Software, Inc. Reports Second Quarter Fiscal 2004 Financial Results; Richard W. Roedel Appointed Permanent Chief
Executive Officer

    NEW YORK--(BUSINESS WIRE)--June 8, 2004--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its second quarter and six months ended April 30, 2004.
    Net sales for the second quarter ended April 30, 2004 were $153.4 million, compared to $193.0 million for last year's second quarter, a period which included significant sales of the blockbuster title Grand Theft Auto: Vice City for PlayStation(R)2 and the then newly released title Midnight Club 2 for PlayStation 2. Net loss for the quarter was $14.6 million, compared to net income of $14.6 million last year, with a net loss of $(0.33) per share compared to diluted net income per share of $0.35 last year.
    Net sales for the six months ended April 30, 2004 were $528.9 million, compared to $604.0 million for the same period a year ago. Net income of $17.2 million compared to $66.2 million in the comparable period last year, with diluted net income per share of $0.38 compared to $1.56.

    Guidance

    Take-Two is reducing its guidance for the third quarter ending July 31, 2004 and for the fiscal year ending October 31, 2004 to reflect lower than anticipated sales of the Company's catalog products, as well as changes in the Company's product release schedule (although there is no change in the release date for the highly anticipated Grand Theft Auto: San Andreas). In Take-Two's revised guidance, the reductions in publishing revenue are being partially offset by operating expense reductions.

    The following is Take-Two's revised fiscal 2004 guidance:

    -- For the third quarter ending July 31, 2004, Take-Two's revised guidance is $130 to $140 million in net sales and a net loss of $(0.28) to $(0.33) per share, compared to prior guidance of $180 to $200 million in net sales and $0.12 to $0.17 in diluted net income per share.

    -- For the fiscal year ending October 31, 2004, Take-Two's revised guidance is $1.125 to $1.145 billion in net sales and $1.60 to $1.65 in diluted net income per share, compared to prior guidance of $1.17 billion in net sales and $2.00 in diluted net income per share.

    The Company's fiscal 2004 guidance does not give effect to the letter of intent entered into between Take-Two and SEGA Corporation to co-publish and exclusively distribute on a worldwide basis SEGA's ESPN Videogames, as announced today.

    Liquidity and Selected Balance Sheet Items

    Take-Two generated approximately $10 million in cash flow from operations for the quarter. Working capital was approximately $362 million at April 30, 2004, as compared with approximately $263 million at the same time a year ago. The Company had more than $261 million in cash as of April 30, 2004, as compared to $188 million in cash at April 30, 2003.

    Publishing Highlights - Second Quarter

    Take-Two's Rockstar Games publishing label shipped Manhunt for Xbox(R) and the PC in both North America and Europe, and Max Payne for the Game Boy(R) Advance in Europe.
    Gathering shipped Mafia for Xbox in both North America and Europe and the international language versions of Mafia for PlayStation 2. Also released from Gathering this quarter, in North America only, was Destruction Derby Arenas on PlayStation 2.
    Global Star Software continues to focus on building aggressively priced game franchises based on licensed brands, across various popular genres including racing, sports and action games. During the quarter, Global Star shipped Carve, a personal watercraft based racing game for the Xbox, with online racing capability on Xbox Live; Virtual Pool 3 for the PC; UFC: Sudden Impact and Corvette for PlayStation 2; Serious Sam: Next Encounter for the PlayStation 2 and Game Cube(TM); Serious Sam Advance for the Game Boy Advance; Dr. Seuss: Cat in the Hat for the PlayStation(R) and Game Boy Advance; and a Disney compilation for the PlayStation.

    Publishing Highlights - Third Quarter

    Rockstar launched Red Dead Revolver on PlayStation 2 and Xbox in North America at the end of April. Red Dead Revolver is from Rockstar San Diego, the developers of Rockstar Games' successful Midnight Club and Smuggler's Run franchises. Rockstar's Grand Theft Auto: Vice City for the PlayStation 2 and PC was released in Japan in late May, under a license agreement with Capcom Co., Ltd. According to Media Create Co., Ltd., Grand Theft Auto: Vice City for the PlayStation 2 has sold approximately 300,000 copies as of the week ending May 30, 2004, making it one of the most successful debuts of a Western video game in Japan.
    Global Star's lineup for the third quarter includes Army Men:
Sarge's War for the PlayStation 2, Xbox, PC and Game Cube; and Dragon Tales for the Game Boy Advance.

    Future Publishing Highlights

    Take-Two has an extensive product lineup planned this holiday season. Rockstar will introduce Grand Theft Auto: San Andreas, the next iteration in the globally successful franchise. Developed by world-class designers Rockstar North, Grand Theft Auto: San Andreas will be available exclusively for the PlayStation 2 and is expected to be in stores in North America on October 19, 2004 and in Europe on October 22, 2004. Rockstar has begun previewing the game to key trade publications and the title has already graced the cover of the June 2004 issue of Game Informer magazine in which the first information and screenshots were revealed to the public at this year's E3 in the magazine's feature story.
    Midnight Club 3: DUB Edition, the third installment in the multi-million unit selling, genre-defining Midnight Club racing franchise developed by Rockstar San Diego, is planned for release on PlayStation 2 and Xbox this holiday season. The Warriors(TM), a new title based on the Paramount Pictures feature film, is also scheduled for a holiday season launch on PlayStation 2. Additionally, Rockstar plans to release an extension of the Grand Theft Auto franchise for the Game Boy Advance this Fall.
    Gathering's product lineup planned for the fourth quarter includes
Conflict: Vietnam, the next game in the successful Conflict series, scheduled for release in North America on multiple platforms this fall. Other Gathering products planned to ship in the fourth quarter include Close Combat: First to Fight for Xbox and PC; Robotech:
Invasion and Vietcong: Purple Haze, both for PlayStation 2 and Xbox; and Kohan II: Kings of War for PC.
    Global Star's lineup of products for the fourth quarter includes Outlaw Golf 2 for the PlayStation 2 and Xbox; Scaler for PlayStation 2, Xbox and GameCube; Classified: The Sentinel Crisis for the PlayStation 2; a Game Boy Advance title based on Cartoon Network's hit series Codename: Kids Next Door; and Dora The Explorer: Super Star Adventures for the Game Boy Advance. Further out, Global Star's lineup includes Spy vs. Spy for the PlayStation 2 and Xbox; Ford Mustang:
40th Anniversary Edition for the PC, PlayStation 2, and Xbox; a deluxe version of Outlaw Volleyball for the PlayStation 2 featuring new content and enhancements to the franchise; Motocross Mania 3 for the PlayStation 2 and Xbox; and Outlaw Tennis for the PlayStation 2 and Xbox.
    Also planned for release this Summer and Fall are various titles from ESPN Videogames, under a co-publishing and exclusive distribution agreement, subject to finalization and closing, with SEGA Corporation.

    Distribution Highlights

    The Company's Jack of All Games subsidiary, the leading North American distributor of videogame software, continues to capitalize on the growing installed base of hardware and proliferation of software titles and outlets to purchase software by emphasizing sales of both exclusive and non-exclusive mid- and budget-priced software to its expanding customer base. Jack of All Games has also benefited from serving as the exclusive distributor for all of Global Star's value-priced products.

    Management

    Richard W. Roedel, the Company's Executive Chairman, has been appointed by the Board of Directors as Take-Two's Chief Executive Officer on a permanent basis, effective immediately. Mr. Roedel was named Chief Executive Officer on an interim basis in April, and has been a member of the Board of Directors since November 2002 and was Chairman of the Audit Committee from November 2002 to April 2004. He is a Certified Public Accountant and has extensive experience with complex and competitive businesses. Previously, Mr. Roedel was Chairman and Chief Executive Officer of the accounting and consulting firm BDO Seidman, LLP.
    Mr. Roedel stated, "I am very pleased to have the opportunity to serve as Chief Executive Officer of Take-Two in a permanent capacity. After nearly two years working closely with the Company, I have learned a great deal about Take-Two's business and its tremendous potential. My immediate mandate, and that of the entire senior management team, is to ensure that we address our current challenges by remaining firmly operationally focused, reducing our cost structure and managing our product release schedule to maximize the value of every title in our pipeline."
    Mr. Roedel continued, "Take-Two has an impressive portfolio of proven proprietary brands, a solid holiday lineup and an industry leading distribution business through Jack of All Games. With this foundation, along with our strong financial position, I believe we will overcome our recent challenges and regain our solid track record of delivering compelling products and meeting financial expectations."

    Conference Call

    Take-Two will host a conference call today at 8:30 am Eastern Time to review its results for the second quarter and to discuss its outlook. A live webcast of the call is available by visiting http://ir.take2games.com and a replay of the call will be archived through the close of business on Friday, June 11, 2004.

    About Take-Two Interactive Software

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor, and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, Xbox(R), Nintendo GameCube(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned subsidiary labels: Rockstar Games, Gathering, Global Star and Joytech. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.
    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and on Form 10-Q for the quarter ended January 31, 2004 in the section entitled "Cautionary Statement and Risk Factors".



         TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
           Consolidated Condensed Statements of Operations
For the three and six months ended April 30, 2004 and 2003 (unaudited)
                (In thousands, except per share data)


                              Three months ended   Six months ended
                                    April 30,          April 30,
                                          2003 -              2003 -
                                 2004    Restated    2004    Restated
                              ----------------------------------------
                              (Unaudited)         (Unaudited)

Net sales                       $153,368 $193,023   $528,880 $604,031
Cost of sales
Product costs                    104,573   98,914    328,951  303,342
Royalties                         13,016   19,261     33,014   56,543
Software development costs         1,573    3,365      5,555    6,716
                              ----------------------------------------
Total cost of sales              119,162  121,540    367,520  366,601
                              ----------------------------------------

Gross profit                      34,206   71,483    161,360  237,430

Operating expenses
Selling and marketing             22,271   22,461     58,173   56,915
General and administrative        24,050   16,970     48,090   48,329
Research and development           8,228    4,761     21,657   10,376
Depreciation and amortization      3,910    3,197      7,655   10,759
                              ----------------------------------------
Total operating expenses          58,459   47,389    135,575  126,379

Income (loss) from operations    (24,253)  24,094     25,785  111,051

Interest income, net                 648      743      1,074    1,088
Gain on Internet investments           -        -          -       39
                              ----------------------------------------
Total non-operating income           648      743      1,074    1,127

 Income (loss) before income
  taxes                          (23,605)  24,837     26,859  112,178

 Provision (benefit) for
  income taxes                    (9,029)  10,214      9,677   46,020
                              ----------------------------------------

Net income (loss)               $(14,576) $14,623    $17,182  $66,158
                              ========================================


Per share data:

Basic:
Weighted average common shares
 outstanding                      44,594   41,262     44,489   41,020
                              ========================================

                              ----------------------------------------
Net income (loss) per share -
 Basic                            $(0.33)   $0.35      $0.39    $1.61
                              ========================================

Diluted:
Weighted average common shares
 outstanding                      44,594   42,281     45,485   42,279
                              ========================================

                              ----------------------------------------
Net income (loss) per share -
 Diluted                          $(0.33)   $0.35      $0.38    $1.56
                              ========================================



OTHER INFORMATION               Three months ended   Six months ended
                                     April 30,           April 30,
------------------------------
                                          2003 -              2003 -
                                    2004  Restated      2004  Restated
                              ----------------------------------------
Total revenue mix
------------------------------

Publishing                            58%      65%        61%      72%
Distribution                          42%      35%        39%      28%

Geographic revenue mix
------------------------------

North America                         67%      72%        76%      72%
International                         33%      28%        24%      28%

Publishing platform revenue
 mix
------------------------------

Sony PlayStation 2                    47%      72%        54%      88%
Sony PlayStation                       3%       6%         2%       4%
Microsoft Xbox                        38%       4%        36%       2%
GameCube                               2%       1%         1%       -
PC                                     1%      14%         2%       5%
Handheld                               5%       1%         3%       -
Accessories                            4%       2%         2%       1%




         TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
                Consolidated Condensed Balance Sheets
        As of April 30, 2004 (unaudited) and October 31, 2003
                  (In thousands, except share data)


ASSETS                                         April 30,  October 31,
                                                  2004        2003
                                              ------------------------

Current assets
Cash and cash equivalents                        $261,333    $183,477
Accounts receivable, net of allowances of
 $64,071 and $62,817
at April 30, 2004 and October 31 2003,
 respectively                                      68,601     166,536
Inventories, net                                  100,038     101,748
Prepaid royalties                                  23,331      12,196
Prepaid expenses and other current assets          38,894      41,112
Deferred tax asset                                  8,333       8,333
                                              ------------------------
                Total current assets              500,530     513,402


Fixed assets, net                                  25,691      22,260
Prepaid royalties                                   6,677       8,439
Capitalized software development costs, net        20,782      16,336
Goodwill, net                                     123,755     101,498
Intangibles, net                                   36,650      44,836
Other assets, net                                     451         527

                                              ------------------------
                Total assets                     $714,536    $707,298
                                              ========================

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                  $70,978    $106,172
Accrued expenses and other current liabilities     64,551      56,707
Income taxes payable                                2,706       2,265
Current portion of capital lease obligation           112         103
                                              ------------------------
                Total current liabilities         138,347     165,247

Capital lease obligation, net of current
 portion                                               29          73
Deferred tax liability                              8,486       8,486

                                              ------------------------
                Total liabilities                 146,862     173,806
                                              ------------------------

Stockholders' equity
Common stock, par value $.01 per share;
 100,000,000 shares authorized;
44,823,915 and 44,227,215 shares issued and
 outstanding at
April 30, 2004 and October 31, 2003,
 respectively                                         448         442
Additional paid-in capital                        365,563     350,852
Deferred compensation                              (1,554)     (1,890)
Retained earnings                                 202,206     185,024
Accumulated other comprehensive loss                1,011        (936)
                                              ------------------------
                Total stockholders' equity        567,674     533,492

                                              ------------------------
                Total liabilities and
                 stockholders' equity            $714,536    $707,298
                                              ========================


    CONTACT: Take-Two Interactive Software, Inc.
             Jim Ankner, 646-536-3006
             james.ankner@take2games.com
               or
             Euro RSCG Magnet
             Ed Nebb, 212-367-6848
             ed.nebb@eurorscg.com